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                                                                    EXHIBIT 10.4

                                    Schedule
                                     to the
                                Master Agreement

                           dated as of April 23, 2003

                                     between

LEHMAN BROTHERS SPECIAL FINANCING INC.     and     IKON RECEIVABLES FUNDING, LLC

            ("PARTY A")                                      ("PARTY B")

                                     PART 1
                             TERMINATION PROVISIONS

In this Agreement:

(a)     Specified Entity. "Specified Entity" is not applicable to Party A or
        Party B.

(b) Specified Transactions. "Specified Transaction" has the meaning specified in Section 14.

(c) Breach of Agreement. The "Breach of Agreement" provision of Section 5(a)(ii) will not apply to either Party A or Party B.

(d)     Credit Support Default. The "Credit Support Default" provision of
        Section 5(a)(iii) is hereby amended by adding, at the end thereof, the following: "provided that, not withstanding anything to the contrary contained in this Agreement or this Section 5, an Event of Default relative to the Party B Credit Support Provider (as herein defined) will not constitute an Event of Default with respect to Party B."

(e) Misrepresentation. The "Misrepresentation" provision of Section 5(a)(iv) will not apply to either Party A or Party B.

(f) Default under Specified Transaction. The "Default under Specified Transaction" provision of Section 5(a)(v) will not apply to either Party A or Party B.

(g) Cross Default. The "Cross Default" provisions of Section 5(a)(vi) will not apply to either Party A or Party B.

(h) Tax Event. The "Tax Event" provisions of Section 5(b)(ii) will not apply to either Party A or Party B.

(i) Tax Event Upon Merger. The "Tax Event Upon Merger" provision of Section 5(b)(iii) will not apply to either Party A or Party B.

(j) Credit Event upon Merger. The "Credit Event Upon Merger" provision (Section 5(b)(iv)) will not apply to Party A or Party B.

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(k)     Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(l) Payments on Early Termination. For purposes of Section 6(e) but subject to Part 5 of this Schedule:

        (i) Market Quotation will apply, other than for an Additional Termination Event.

        (ii) The Second Method will apply, other than for an Additional Termination Event.

(m)     Termination Currency. "Termination Currency" shall be United States
        Dollars.

(n) Additional Termination Event. Additional Termination Event with respect to Party A will apply as follows: The occurrence of any of the following events (each such occurrence, a "Downgrade") shall be an Additional Termination Event, with Party A as the sole Affected Party, and notwithstanding anything to the contrary in this Agreement, the provisions of Part 1(o) of this Schedule will apply if any Additional Termination Event occurs:

        (i) The Party A Guarantor (including any successor to the Party A Guarantor under this Agreement as a result of any merger, consolidation or transfer of assets involving the Party A Guarantor) at any time is rated below the applicable Specified Rating (as so defined) by any of the Rating Agencies (as so defined); or

        (ii) either of the Rating Agencies withdraws its rating of the Party A Guarantor, provided that Party B shall not exercise its rights to terminate the Agreement pursuant to Section 6(b)(iv) without the direction of the Party B Credit Support Provider for so long as the Party B Credit Support Provider is not in default with respect to its obligations under the policy with respect to the Notes (as defined below).

For purposes of this Agreement, "Rating Agency" means each of Standard & Poor's Rating Services ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), and the "Specified Rating" of the Party A Guarantor and related "Specified Ratings" are as follows:

        Specified Rating                      Specified Rating and Rating Agency
        ----------------                      ----------------------------------

        short-term debt credit rating                    "A-1" -- S&P
                                                         "P-1" -- Moody's

(o)     Termination Rights and Consequences of an Additional Termination Event.
        Section 6(b) is hereby amended, at the end thereof, by the insertion of the following: "notwithstanding anything to the contrary in this Agreement or this Section 6(b), neither party may designate an Early Termination Date in connection with an Event of Default relating to the Party B Credit Support Provider."

Notwithstanding Section 6(b)(iv) of this Agreement, upon the occurrence of any of the Additional Termination Events listed in Part 1(n)(1) of this Schedule:

        (A) Party A shall promptly, but in any event, not later than two (2) Local Business Days following a Downgrade, give Party B notice of the circumstances constituting the relevant Downgrade.

        (B) In the event of a Downgrade, (x) Party A shall, at its own cost, on or before the 30th day after the date of such Downgrade, use its commercially reasonable best efforts to cause a substitute swap counterparty ("X") that (i) is reasonably acceptable to Party B and the Party B Credit Support Provider, (ii) has a short-term debt rating (or a counterparty or financial program rating, or the equivalent) sufficient to maintain the then-current ratings of the Notes as required by each of the Rating Agencies to assume the obligations of Party A under the Transaction or replace the

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        Transaction with a transaction on identical terms, with X to be "Party
        A"; or (y) in the event that Party A, after application of its commercially reasonable best efforts, fails to find such a replacement, on or before the third business day after the date Party A determines it will not be able to find such a replacement (the notice of such determination shall be promptly delivered to Party B and the Party B Credit Support Provider), deliver credit support to the extent set forth in the Credit Support Annex (the "Credit Support Annex") between Party A and Party B, attached as an exhibit hereto, in either case in such manner (i) that is satisfactory to Party B and the Party B Credit Support Provider and (ii) as is necessary for the Rating Agencies to confirm not later than that day that the arrangements and/or credit support delivered are sufficient to maintain or, if applicable, restore their respective ratings of the Notes to the ratings in effect immediately before the Downgrade. For this purpose, "Notes" means the IKON Receivables Funding, LLC Lease-Backed Notes, Series 2003-1.

        (C) If Party A shall fail to comply with the requirements of subparagraph (B) above and Party B designates an Early Termination Date as a result of the failure, Party B will calculate and certify to Party A the sum of the Loss, costs and expenses actually incurred by Party B as a result of the early termination.

                                     PART 2
                               TAX REPRESENTATIONS

(a) Payer Tax Representations. For the purpose of Section 3(e), Party A makes the following representation:

        It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) or amounts treated as interest under applicable tax laws) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

        (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

        (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

        (iii) the satisfaction of the agreement of the other party contained in Section 4(d);

        provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f), Party A makes no Payee Tax Representation. For the purpose of Section 3(f), Party B makes the following representation:

        Party B is a limited liability company formed under the laws of the State of Delaware and is a "United States person" as such term is defined in Section 7701(a)(30) of the Code.

                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable (and each party's representation in Section 3(d) will apply to each document required from it as provided below, other than any opinion of counsel):

(a) Documents to be delivered by Party B: (1) the Indenture dated as of April 1, 2003 among Party B, IOS Capital, LLC. ("IOS") and BNY Midwest Trust Company (the "Indenture") and (2) the

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        Assignment and Servicing Agreement dated as of April 1, 2003 among Party
        B, IOS Capital, LLC and IKON Receivables-2, LLC (the "Assignment and Servicing Agreement").

(b) Other documents to be delivered by Party A and Party B: evidence reasonably satisfactory to the other party as to the authority, incumbency and specimen signature of each person executing any document on its behalf in connection with this Agreement, Confirmation of the Transaction and any Credit Support Document as well as each of the documents certificates and reports referenced in Part 5(n) of this Schedule, as requested by Party A from time to time.

                                     PART 4
                                  MISCELLANEOUS

(a)     Addresses for Notices.  For the purpose of Section 12(a):

        (i) Addresses for notices or communications to Party A and the Party A Guarantor:

                           Lehman Brothers Special Financing Inc.
                           Transaction Management
                           745 Seventh Avenue, 28th Floor
                           New York, NY  10019
                           Attention:     Documentation Manager
                           Telephone No.: (212) 526-7187
                           Fax Number:    (212) 526-7672

        (ii)    Address for notices or communications to Party B:

                           IKON Receivables Funding, LLC
                           1738 Bass Road
                           P.O. Box 9115
                           Macon, Georgia  31208

                With a copy to:

                           Chief Counsel of Leasing
                           IOS Capital, LLC
                           70 Valley Stream Parkway
                           Malvern, Pennsylvania 19355

                With a copy to the Party B Credit Support Provider:

                           Ambac Assurance Corporation
                           One State Street Plaza
                           New York, New York 10004
                           Attention:  General Counsel

(b)     Process Agent. For the purpose of Section 13(c):

        Party A appoints as its Process Agent:  None.

        Party B appoints as its Process Agent: None.

(c)     Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)     Multibranch Party. For the purpose of Section 10(c):

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        Party A is not a Multibranch Party.

        Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A unless Party A is a Defaulting Party, in which case Party B or its designee will be the Calculation Agent.

(f)     Credit Support Document.

        With respect to Party A:

        (i)     the Credit Support Annex; and

        (ii) that certain Guarantee of Lehman Brothers Holdings Inc., dated as of April 23, 2003 (the "Guarantee Agreement") by Lehman Brothers Holdings Inc, a Delaware corporation (the "Party A Guarantor"), in favor of Party B, as the same may be amended from time to time.

        With respect to Party B: that certain Financial Guaranty Insurance Policy issued by Ambac Assurance Corporation (the "Party B Credit Support Provider") in favor of Party A dated as of April 23, 2003 (the "Policy"), as the same may be amended from time to time.

(g)     Credit Support Providers.

        Credit Support Provider in relation to Party A: Lehman Brothers Holdings Inc., a Delaware corporation (the "Party A Guarantor"), pursuant to the Guarantee Agreement.

        Credit Support Provider in relation to Party B: Ambac Assurance Corporation, a Wisconsin stock insurance corporation (the "Party B Credit Support Provider"), pursuant to the Policy.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York, without reference to choice of laws doctrine.

(i) Netting of Payments. Sub-paragraph (ii) of Section 2(c) of this Agreement will apply.

(j) Affiliate. Affiliate will have (i) with respect to Party A, the meaning specified in Section 14 of this Agreement, and (ii) with respect to Party B, is not applicable.

                                     PART 5
                                OTHER PROVISIONS

(a) Set-off. The definition of "Set-off" is hereby amended to mean the set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject, arising under this Agreement that is exercised by, or imposed on, such payer. Neither Party A nor Party B may Set-off amounts which may arise under another contract or agreement between such parties against obligations under this Agreement.

(b) Covenant Not to Institute Proceedings. Prior to the date that is one year and one day after the date on which all of the Notes (as defined in the Indenture) have been paid in full, Party A shall not acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any bankruptcy court of other governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of their respective properties or the winding up or liquidation of affairs of Party B. Party A acknowledges that Party B is a legal entity separate from any other entity and that the holders of the Notes have relied on such separateness, and Party A agrees, which agreement shall be enforceable by such holders at law or through an action for specific

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        performance, not to seek or support the substantive consolidation of
        Party B with any other entity as long as the Notes remain outstanding. The provisions of this clause (b) shall survive any termination of this Agreement.

(c) Successors. Notwithstanding any limitation imposed by Section 7 of this Agreement or any other provision of this Agreement to the contrary, the term "Party B" shall include all successors in interest to Party B pursuant to its limited liability company agreement, and no consent of Party A shall be required for any transfer or assignment to such successor in interest.

(d) Limited Recourse; No Petition for Bankruptcy. Notwithstanding the provisions of this Agreement which impose on Party B an obligation (including any indemnity given hereunder) at any time to make any payment to Party A, the rights of recourse of Party A for the obligations of Party B hereunder shall be limited to amounts available under the terms of the Indenture and Assignment and Servicing Agreement. Accordingly, Party A shall have no claim for recourse against Party B or any of its directors, officers, or affiliates, in respect of any amount which is or remains unsatisfied after the application of those funds and any obligations hereunder of Party B not so satisfied will automatically be extinguished. Party A, by entering into this Agreement, hereby covenants and agrees that, in connection with any obligations of Party B under this Agreement, Party A will not institute against Party B, or join in any institution against Party B of, any proceeding under any bankruptcy, insolvency or similar law until the Notes have been paid in full and the longest applicable preference period has lapsed. The provisions of this clause (e) shall survive any termination of this Agreement.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR THE TRANSACTION.

(f) Swap Exemption. Each party hereto represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into between them hereunder, in connection with the negotiation of, the entering into, and the execution of this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement to which it is a party, that:

        (i) This Agreement and each Transaction constitute a "swap agreement" within the meaning of the United States Commodity Futures Trading Commission Regulations ("CFTC Regulations")
                Section 35.1(b)(1), Section 101(53)(B) of the U.S. Bankruptcy Code and the CFTC Policy Statement concerning Swap Transactions, 54 Fed. Reg. 30694 (July 21, 1989) (the "CFTC Swap Policy Statement").

        (ii) It is an "eligible contract participant" as defined in the Commodity Futures Modernization Act of 2000.

        (iii) Neither this Agreement nor any Transaction is one of a fungible class of agreements that are standardized as to their material economic terms, with the meaning of Section 35.2(b) of the CFTC Regulations.

        (iv) The economic terms of this Agreement, any Credit Support Document to which it is a party and the Transaction have been individually tailored and negotiated by it, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, any such Credit Support Document and the Transaction (including, without limitation, pricing, cost and credit enhancement terms), within the meaning of Section 35.2(c) of the CFTC Regulations.

        (v) It has entered into this Agreement and the Transaction in conjunction with a line of its business (including financial intermediation services) or the financing of its business, within the meaning of the CFTC Swap Policy Statement.

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(g)     Relationship between Parties. In connection with the negotiation of, the entering into, and the confirming of this Agreement, and any other documentation relating to this Agreement, including any Credit Support Document, to which it is a party or that it is required by this Agreement to deliver, each party hereby represents and warrants, and, in connection with the negotiation of, the entering into and the confirming of the execution of the Transaction, each party will be deemed to represent, to the other party as of the date hereof (or in connection with the Transaction, as of the date which it entered into the Transaction) that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

        (i) Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communications (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

        (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction. It has determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of the Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm's length negotiations between the parties.

        (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(h) Applicable Only to One Rate Swap Transaction. This Agreement shall be effective only for a single rate swap transaction between the parties hereto with a specified Effective Date identical to the issue date for the Notes (as defined in Part 1(o) of this Schedule) (the
        "Transaction").

(i)     Amendments/waivers. Section 9(b) of this Agreement is hereby amended by
        (i) adding the words "or any Credit Support Documents" after the word "Agreement" in the first line thereof and (ii) by adding the words "and the Party B Credit Support Provider and the Party A Guarantor" after the word "parties" on the third line thereof.

(j) Payments on Early Termination. Notwithstanding the printed provisions of this Agreement, Party B shall be under no obligation to make a payment to Party A pursuant to Section 6(e) of this Agreement as modified by this Schedule unless such termination is at the direction of the Party B Credit Support Provider pursuant to Part 5(r)(i) of this Schedule.

(k) Confidential Information. Each party may share any information concerning the other party with any of its Affiliates.

(l) Consent to Telephonic Recording. Each party consents to the monitoring or recording, at any time and from time to time and to the extent lawful, by the other party of the telephone conversations of trading and marketing personnel of the parties and their authorized representatives in connection with this Agreement or the Transaction; and the parties waive any further notice of such monitoring or recording and agree and to the extent lawful to give proper notice and obtain any necessary consent of such personnel for any such monitoring or recording, provided that, each party shall have the right to receive a copy of any such recording upon which the other party would seek to rely in the event of a dispute.

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(m)     Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

        "to another account in the same legal and tax jurisdiction as the original account."

(n) Information Relating to Assets. Party A may request Party B to obtain the Servicer Report (as defined in the Assignment and Servicing Agreement) and any other reasonably available reports, notices, financial statements or other information in respect of the assets of Party B that are to be amounts available under the Indenture for payments due to Party A under this Agreement. Party B shall promptly comply with all such requests.

(o) Transfers/Assignments. Prior notice of any transfer of rights, obligations or interests under or in this Agreement must be given to the Rating Agencies and the Party B Credit Support Provider and the Party A Guarantor.

(p) Notwithstanding anything to the contrary in this Agreement, Party B will in no circumstances be required to make any payment of additional amounts of the kinds contemplated in Section 2(d) of this Agreement.

(q) Amendments. Notwithstanding anything to the contrary contained in the Agreement, Party A and Party B may not amend the terms of the Transaction in a material way without first obtaining written confirmation from each Rating Agency that such amendment will not result in a reduction, downgrade or withdrawal of the then current rating of the Notes by such Rating Agency.

(r)     Party B Credit Support Provider and Party A Guarantor.

        (i)     If any event which would have been an Event of Default under
                Section 5(a) occurs with respect to Party B as the Defaulting Party, then the Party B Credit Support Provider shall have the right (but not the obligation) upon notice to Party A, to designate an Early Termination Date with respect to Party B, with the same effect as if such designation were made by Party A.

        (ii) Notwithstanding Section 2(e), the Party B Credit Support Provider shall not have any obligation to pay any additional amount calculated by application of the Default Rate on any amount which accrued under this Agreement; provided that the Party B Credit Support Provider shall be obligated to pay interest following a payment default of the Party B Credit Support Provider under the Policy at the Default Rate minus 1.00%.

        (iii) Party A and Party B hereby acknowledge and agree that (a) (i) the Party B Credit Support Provider shall be a third party beneficiary under this Agreement and under the Confirmation, entitled to enforce its rights hereunder and thereunder and (ii) the Party B Credit Support Provider's obligations with respect to this Agreement and the Confirmation shall be limited to the terms of the Policy and (b) (i) the Party A Guarantor shall be a third party beneficiary under this Agreement and under the Confirmation, entitled to enforce its rights hereunder and thereunder and (ii) the Party A Guarantor's obligations with respect to this Agreement and the Confirmation shall be limited to the terms of the Guarantee Agreement.

        (iv) (a) Party A and Party B hereby acknowledge that, to the extent of payment made by the Party B Credit Support Provider to Party A under the Policy, the Party B Credit Support Provider shall be fully subrogated to the rights of Party A against Party B under the Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party B and the enforcement of any remedies. Party A hereby agrees to assign to the Party B Credit Support Provider its right to receive payment from Party B under the Transaction to the extent of any payment thereunder by the Party B Credit Support Provider to Party A. Party B hereby acknowledges and consents to the assignment by Party A to the Party B Credit Support Provider of any rights and remedies

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                that Party A has under the Transaction or any other document executed in connection herewith.

                (b) Party A and Party B hereby acknowledge that, to the extent of payment made by the Party A Guarantor to Party B under the Guarantee Agreement, the Party A Guarantor shall be fully subrogated to the rights of Party B against Party A under the Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party A and the enforcement of any remedies. Party B hereby agrees to assign to the Party A Guarantor its right to receive payment from Party A under the Transaction to the extent of any payment thereunder by the Party A Guarantor to Party B. Party A hereby acknowledges and consents to the assignment by Party B to the Party A Guarantor of any rights and remedies that Party B has under the Transaction or any other document executed in connection herewith. All rights of the Party A Guarantor arising under this clause (iv)(b) will be payable only in accordance with the priority of payments set forth in Article III of the Indenture.

        (v) The representations of Section 3 made by each party to the other party shall also be deemed made to the Party B Credit Support Provider and the Party A Guarantor as provided in Section 3.

        (vi)    Section 10 is hereby amended to add the following subsection:

                "(c) Any notice that is required to be given to any party shall also be given to the Party B Credit Support Provider and the Party A Guarantor."

        (vii) Party A and Party B hereby confirm that (i) in the event Party B fails to make a payment required by this Agreement or the Confirmation and the Party B Credit Support Provider makes such payment on behalf of Party B pursuant to the Policy, such non-payment by Party B shall not constitute an Event of Default with respect to Party B under this Agreement or the Confirmation and (ii) in the event Party A fails to make a payment required by this Agreement or the Confirmation and the Party A Guarantor makes such payment on behalf of Party A pursuant to the Guarantee Agreement, such non-payment by Party A shall not constitute an Event of Default with respect to Party A under this Agreement or the Confirmation.

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        IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be duly executed by their officer, hereunto duly authorized, with effect from the date specified on the first page of this Schedule.

                                       IKON RECEIVABLES FUNDING, LLC, as Issuer

                                       By: IKON RECEIVABLES FUNDING, INC., its
                                       Manager

                                       By: /s/ Kathleen M. Burns
                                           -------------------------------------
                                          Name:  Kathleen M. Burns
                                          Title: Treasurer

                                       LEHMAN BROTHERS SPECIAL FINANCING INC.

                                       By: /s/ Zdenka S. Griswold
                                           -------------------------------------
                                           Name:  Zdenka S. Griswold
                                           Title:

                                       10

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                                 LEHMAN BROTHERS

                                   TRANSACTION

Date:            23 April, 2003

To:              IKON Receivables, Funding LLC
                 Attention:    Documentation Unit

From:            Lehman Brothers Special Financing Inc.
                 Lorna Brown - Transaction Management Group
                 Facsimile:    201-395-4655 (United States of America)
                 Telephone:    212-526-9201

Effort ID:       N308546            REVISED
--------------------------------------------------------------------------------

Dear Sir or Madam:

The purpose of this communication (this "Confirmation") is to confirm the terms and conditions of the transaction (the "Transaction") entered into between Lehman Brothers Special Financing Inc. ("Party A") and IKON Receivables Funding, LLC ("Party B") on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below. This communication supersedes and replaces all prior communication between the parties hereto with respect to this Swap Transaction.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 23 April, 2003 as amended and supplemented from time to time, between Party A and Party B (the "Agreement"). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and the terms of this Confirmation, this Confirmation will govern. For the purpose of the Definitions, references herein to a "Transaction" shall be deemed to be references to a "Swap Transaction".

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

                     LEHMAN BROTHERS SPECIAL FINANCING INC.
                              LEHMAN BROTHERS INC.
                      745 SEVENTH AVENUE, NEW YORK NY 10019

The terms of the particular Transaction to which this Confirmation relates are as follows:

   GENERAL TERMS:

     Notional Amount:                       For each Calculation Period, the
                                            aggregate outstanding principal
                                            balance of the IKON Receivables
                                            Funding, LLC Lease-Backed Notes,
                                            Series 2003-1 Class A-3a Notes,
                                            Cusip # 45172H AG 4 (the "Issuer
                                            Securities") used as the basis for
                                            calculating the regularly scheduled
                                            Class A-3a Interest Payments
                                            ("Interest Payment" as such term is
                                            identified in the Assignment and
                                            Servicing Agreement) thereunder for
                                            the interest period thereunder
                                            scheduled to begin and end on the
                                            first and last days, respectively,
                                            of that Calculation Period, as such
                                            Interest Payment amount is
                                            identified to Party A by the entity
                                            acting at the relevant time as the
                                            servicer under the Assignment and
                                            Servicing Agreement (the
                                            "Servicer"). The Notional Amount for
                                            the initial Calculation Period is
                                            USD206,400,000

     Trade Date:                            16 April, 2003

     Effective Date:                        23 April, 2003

     Termination Date:                      15 December, 2007, subject to
                                            adjustment in accordance with the
                                            Following Business Day Convention.

   FIXED AMOUNTS:

     Fixed Amount Payer:                    Party B

     Fixed Amount Payer Payment Dates:      The 15th calendar day of each month,
                                            from and including 15 May, 2003 to
                                            and including the Termination Date,
                                            subject to adjustment in accordance
                                            with the Following Business Day
                                            Convention.

     No Adjustment of Period End Dates:     Applicable

     Fixed Rate:                            2.095% per annum

     Fixed Rate Day Count Fraction:         30/360

   FLOATING AMOUNTS:

     Floating Amount Payer:                 Party A

     Floating Amount Payer Payment Dates:   The 15th calendar day of each month,
                                            from and including 15 May, 2003 to
                                            and including the Termination Date,
                                            subject to adjustment in accordance
                                            with the Following Business Day
                                            Convention.

     No Adjustment of Period End Dates:     Applicable

     Floating Rate Option:                  USD-LIBOR-BBA

         Risk ID: 484475L / Effort ID: 308546 / Global Deal ID: 339850

     Designated Maturity:                   1 month

     Spread:                                Inapplicable

     Floating Rate Day Count Fraction:      Actual/360

     Reset Dates:                           The first day of each Calculation
                                            Period

   BUSINESS DAYS:                           New York

   MISCELLANEOUS:

     Calculation Agent:                     Party A

   OTHER PROVISION:

                                            The Assignment and Servicing
                                            Agreement dated as of 01 April, 2003
                                            (the "Assignment and Servicing
                                            Agreement") by and among IKON
                                            Receivables Funding, LLC, as Issuer,
                                            IOS Capital, LLC, as originator and
                                            servicer, and IKON Receivables-2
                                            LLC, as seller, sets forth the
                                            agreement of IOS Capital, LLC, as
                                            Servicer, with respect to its duties
                                            to communicate to the Issuer and
                                            Party A information relating to the
                                            interest scheduled to be paid by the
                                            Issuer from time to time under the
                                            Issuer Securities. Neither party to
                                            the Transaction will have any
                                            responsibility to the other in
                                            connection with any failure by the
                                            servicer to perform any of those
                                            duties or any delay by it in doing
                                            so. Nothing in this provision shall
                                            affect the rights of the parties
                                            hereto against the servicer for the
                                            failure by it to perform its
                                            obligations under the Assignment and
                                            Servicing Agreement as set forth
                                            herein.

          Risk ID: 484475L / Effort ID: 308546 / Global Deal ID: 339850

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number 201-395-4655 (United States of America), Attention: Documentation.

Yours sincerely,                         Accepted and agreed to:

Lehman Brothers Special Financing Inc.   IKON Receivables Funding LLC, as Issuer

                                         By: IKON RECEIVABLES FUNDING, INC.,
                                         its Manager

          Risk ID: 484475L / Effort ID: 308546 / Global Deal ID: 339850